                                                                       Exhibit 7
Agency No.
          ----------------
For Company Use Only
No.
   -----------------------
--------------------------
Pension No.
          ----------------

Part 1 - Application to the New England Mutual Life
Insurance Company for an Annuity

------------------------------------------------------------------------
Name of
Annuitant

               (Print name as it should appear in contract)

------------------------------------------------------------------------
Questions below pertain to Annuitant unless otherwise indicated.

1.   Type of Annuity (check one in each)  a:  Deferred or Immediate
                                          b:  Variable or Fixed

2.   Address (include street and number, city, state and zip code)

     a. Residence
     -------------------------------------------------------------------
     b. Business
     -------------------------------------------------------------------

3.   Payment Notice Address
     Annuitant          at 2.a.     at 2.b.
     Other than Annuitant (give name and address)

     ---------------------------------------------

4.   Social Security or Employer Identification No.
     Annuitant
              ------------------------------------
     First Owner
                ----------------------------------

5.   Birthplace
     ----------------------------------------------------
                   (City)      (State or Country)

6.   Citizen of
     ----------------------------------------------------

7.   Birth Date
     ----------------------------------------------------
                   (Month)     (Day)           (Year)

8.   Sex               Male       Female

9.   Marital Status    Married    Single     Widowed    Divorced   Separated

10.   Basis of Annuity Plan
       Qualified Pension or Profit Sharing Plan (401(k))
       Individual Retirement Annuity Plan ( Rollover)
       Government Deferred Compensation Plan

       Tax-Sheltered Annuity
       Non-Qualified Individual
       Other (specify)
                      --------------------------------------

11.   Purchase payment mode    Single     Annual     Quarterly  Monthly
       MSA No.                            Other (specify)
              -------------------------                  --------------

12.   Amount (Check and complete only one)
       Gross payment including
      Riders at mode shown in 11        $
                                         ----------------
       Monthly income to Annuitant      $
                                         ----------------

13. Maturity Date (if no date is shown, Maturity Date will be Annuitant's 70th birthday)

      ----------------------------------------------
      (Month)           (Day)           (Year)

14. Method of payment to Annuitant -- Note: Payment Option to be Life Income, 10 Years Certain, unless otherwise specified
                                                  ----------------------------

15.   Disability Benefit Rider           Yes (Answer a thru d)         No
      a.  Any other negotiations for disability insurance pending or
          contemplated?                                                Yes   No
      (If Yes, explain on back)
      b.  Any intent to travel or reside outside USA?
      (If Yes, explain on back)                                  Yes   No
      c. Any participation in SCUBA diving, skydiving, hang gliding, or motor racing within past 3 years, or any intent to participate in these
          activities?                                                  Yes   No
      (If Yes, complete Avocation Questionnaire)
      d.  Occupation (Be explicit)
                                  ----------------------------------------------

16.   Any insurance or annuity in this or any other company which has been or will be replaced as a result of this Application?  (If Yes, explain on
      back and give name of company)                                   Yes   No

APP-528-87  Rev           Continued on Reverse Side

-------------------------------------------------------------------------------
Receipt -- Do Not Destroy

Received ______________________________________________________________dollars in connection with an application to New England Mutual Life Insurance Company for an annuity contract on
            --------------------------------------------------------------------

Countersigned ___________________ 19 ____

New England Mutual Life Insurance Company


                             Secretary  /s/ James A. Gallaher
-----------------------------
Agent

------------------------------------------------------------------------------
17.  Beneficiary (include relation to Annuitant)

     (1) Primary                 (2) Secondary
     --------------------------- ----------------------------------

18.  Is Annuitant to own the contract?    Yes      No
     If No, name the Owner (include relation to Annuitant) (Note: A numbered sequence may be used to name successive Owners)
                                                    ----------------------------
19.  Dividend Option:
                     -----------------------------------------------------------

20.  Any special requests
     (Attach memo if more space needed)



Home Office Use:  Additions and Amendments



21.  Amount paid with this Application
$
 ---------------------------------------------

22.  Second Annuitant (Immediate Joint Annuities Only)

     ------------------------------------  ------------------------------
     Name (Print name as it should appear      Relation to Annuitant
     in contract)
     If Application is for a Variable Annuity, answer questions 23 and 24.

23.  Account Allocation (whole %)
     ____% Capital Growth
     ____% Back Bay Advisors Bond Income
     ____% Back Bay Advisors Money Market
     ____% Westpeak Stock Index
     ____% Back Bay Advisors Managed
     ____% Loomis Sayles Avanti Growth
     ____% Westpeak Value Growth

     ____% Fidelity VIP Equity-Income

     ____% Fidelity VIP Overseas
     ____% Loomis Sayles Small Cap
     ____% Salomon Brothers U.S. Government
     ____% Loomis Sayles Balanced
     ____% Alger Equity Growth
     ____% CS First Boston Strategic Equity Opportunities
     ____% Draycott International Equity
     ____% Venture Value
     ____% Salomon Brothers Strategic Bond Opportunities
     ____% Fixed Account
     (Minimum 10% in each selected account.)

24.  Suitability Statement by Applicant
     a.  Did you receive the prospectus?   Yes     No
         (If Yes, give date of prospectus ____________)

     b. Do you understand that the contract value and annuity payments when based on the investment experience of a separate investment account may increase or decrease depending on the contract's investment return?
                                      Yes     No
     c.  Do you believe that this contract will meet your financial objectives?
                                      Yes     No
-------------------------------------------------------------------------------
General. To the best of my knowledge and belief, the answers recorded are true and complete. In those states where written consent is required by law, my agreement in writing is required to any entry made by the Company in "Additions and Amendments" as to: (a) age; or (b) type of annuity; or (c) riders; or (d) amounts; or (e) rate class.

When the Contract Takes Effect. The contract will take effect as of the latest of: (a) the date of this Application, (b) the date of the first purchase payment and the first premium for any riders are paid and (c) any date of issue that is requested; provided that this Application can be approved by the Company as submitted and with respect to any riders which involve an insurance risk that at the time of payment there has been a change in insurability as represented in this Application since the date of the Application.

Signed at (City and State)________________________  Date ______________ 19____

--------------        -----------------    ----------------------------
Agent                 Annuitant            Applicant if other than
                                           Annuitant
Accepted by the Company at the Home Office: _____________  Date ________________


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